EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Zhong Sen International Tea Company for the period ending February 28, 2010, I, Nie Pin, Chief Executive Officer of Zhong Sen International Tea Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending February 28, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended February 28, 2010, fairly represents in all material respects, the financial condition and results of operations of Zhong Sen International Tea Company.

Date: April 9, 2010

Zhong Sen International Tea Company

By: /s/ Li Wang
Li Wang Chief Executive Officer